Exhibit 5.


June 4, 1996



Data Transmission Network Corporation
9110 West Dodge Road, Suite 200
Omaha, NE  68114

Gentlemen:

         We have examined the Registration Statement on Form S-3 (the "Registration Statement") to be filed by Data Transmission Network Corporation (the "Company") with the Securities and Exchange Commission in connection with the shelf registration of 316,000 shares of the $.001 par value Common Stock of the Company proposed to be sold by certain Selling Stockholders (the "Outstanding Shares").

         Based upon the foregoing, in our opinion the Outstanding Shares have been legally issued and are fully paid and are non-assessable.

         We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement.

                                                     Very truly yours,

                                                     ABRAHAMS, KASLOW & CASSMAN



                                                     By:  /s/ R. Craig Fry
                                                         ---------------------

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